Exhibit 99.1

Oplink Reports Strong Second Quarter Fiscal 2011 Financial Results

Fremont, Calif., -- January 27, 2011 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its second quarter of fiscal 2011, ended December 31, 2010.

Revenues for the quarter were $52.0 million, an increase of 5% over the first quarter of fiscal 2011 and an increase of 59% over the same period of the prior year.  GAAP net income for the second quarter of fiscal 2011 was $8.5 million, or $0.41 per diluted share, an increase of 52% over $5.6 million, or $0.28 per diluted share, reported for the first quarter of fiscal 2011 and an increase of 171% over $3.1 million, or $0.14 per diluted share, reported in the same period of the prior year.

Non-GAAP net income for the second quarter of fiscal 2011 was $10.7 million, or $0.52 per diluted share, an increase of 30% over $8.3 million, or $0.41 per diluted share, reported for the first quarter of fiscal 2011 and an increase of 89% over $5.7 million, or $0.26 per diluted share, reported in the same period of the prior year. Non-GAAP results reflect the adjustments described in the Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures attached to this press release.

Oplink generated $7.4 million in cash from operations during the second quarter, and closed the quarter with cash, cash equivalents and short-term investments of $168 million.

"We reported a strong second quarter across the business with good performances in revenue, gross margin and net income,” commented Joe Liu, Chairman and CEO of Oplink. “Bandwidth demand continues to drive top line growth.  A favorable product and customer mix contributed to better than expected gross margin performance, and our manufacturing capabilities remained strong.  We continue to invest in R&D to develop new products and technologies that are expected to drive further growth over time. The sales environment is encouraging, and we are optimistic about our business into the third quarter."

Business Outlook for the Quarter Ending March 31, 2011

For the quarter ending March 31, 2011, the Company expects to report revenues between $52 million and $56 million and GAAP net income per diluted share of approximately $0.39 to $0.45. On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and other non-cash or non-recurring charges, if any, the Company expects earnings per diluted share for the quarter ending March 31, 2011 of approximately $0.49 to $0.55.

Conference Call Information

The Company will host a conference call and live webcast at 2:30 p.m. Pacific Time today, January 27, 2011. To access the conference call, dial 877-941-8416 or 480-629-9808 (outside the U.S. and Canada). The webcast will be available live on the Investor Relations section of the Company’s corporate website at http://investor.oplink.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:30 p.m. Pacific Time on January 27, 2011 until 11:59 p.m. Pacific Time on February 3, 2011, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering pass code 4402247#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink’s “core operating performance” and its results of operations may look in the future.  Oplink defines “core operating performance” as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink’s view of “core operating performance.”

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Woodland Hills, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This news release contains forward-looking statements, including without limitation the statements under the heading “Business Outlook for the Quarter Ending March 31, 2011.” These forward-looking statements involve risks and uncertainties that could cause Oplink’s results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: possible reductions in customer orders or delays in shipments of products to customers; Oplink’s reliance on a small number of customers for a substantial portion of its revenues; Oplink’s reliance on third parties to supply critical components and materials for its products; intense competition in Oplink’s target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; the potential for a downturn in the telecommunications industry or the overall economy in the United States or other parts of the world; and other risks detailed from time to time in Oplink’s periodic reports filed with the Securities and Exchange Commission, including the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.,

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations:
Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

###

(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	June 30,
	2010	2010
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$68,713	$40,711
Short-term investments	99,295	109,632
Accounts receivable, net	39,833	29,728
Inventories	26,007	20,902
Prepaid expenses and other current assets	5,983	7,659
Total current assets	239,831	208,632
Long-term investments	-	10,000
Property, plant and equipment, net	35,342	33,363
Goodwill and intangible assets, net	4,900	6,952
Other assets	675	651
Total assets	$280,748	$259,598

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,774	$14,369
Accrued liabilities and other current liabilities	14,007	11,657
Total current liabilities	27,781	26,026
Non-current liabilities	5,624	4,923
Total Liabilities	33,405	30,949
Stockholders’ equity	247,343	228,649
Total liabilities and stockholders’ equity	$280,748	$259,598

(1)	The June 30, 2010 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$52,025	$49,640	$32,743	$101,665	$66,308
Cost of revenues:
Cost of revenues	32,814	33,402	21,643	66,216	45,277
Stock compensation expense	102	117	88	219	187
Total cost of revenues	32,916	33,519	21,731	66,435	45,464
Gross profit	19,109	16,121	11,012	35,230	20,844
Operating expenses:
Research and development	3,992	3,399	2,268	7,391	4,493
Sales and marketing	2,482	2,458	1,923	4,940	4,009
General and administrative	1,895	1,868	1,810	3,763	3,531
Stock compensation expense	1,127	1,541	1,520	2,668	3,067
Amortization of intangible assets	451	451	403	902	807
Total operating expenses	9,947	9,717	7,924	19,664	15,907
Income from operations	9,162	6,404	3,088	15,566	4,937
Interest and other income, net	54	57	193	111	467
Gain on sale/disposal of assets	83	-	214	83	338
Income before provision for income taxes	9,299	6,461	3,495	15,760	5,742
Provision for income taxes	(811)	(881)	(358)	(1,692)	(796)
Net income	$8,488	$5,580	$3,137	$14,068	$4,946

Net income per share:
Basic	$0.43	$0.29	$0.15	$0.72	$0.24
Diluted	$0.41	$0.28	$0.14	$0.69	$0.23

Shares used in per share calculation:
Basic	19,556	19,335	20,797	19,441	20,686
Diluted	20,602	20,252	21,694	20,463	21,452

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Reconciliation of GAAP net income to non-GAAP net income:
Net income, GAAP	$8,488	$5,580	$3,137	$14,068	$4,946
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	102	117	88	219	187
Amortization of intangible assets	575	575	542	1,150	1,084
Total related to cost of revenues	677	692	630	1,369	1,271

Related to operating expenses:
Stock compensation expense	1,127	1,541	1,520	2,668	3,067
Amortization of intangible assets	451	451	403	902	807
Total related to operating expenses	1,578	1,992	1,923	3,570	3,874

Non-GAAP net income	$10,743	$8,264	$5,690	$19,007	$10,091

Net income per share, non-GAAP:
Basic	$0.55	$0.43	$0.27	$0.98	$0.49
Diluted	$0.52	$0.41	$0.26	$0.93	$0.47

Shares used in per share calculation:
Basic	19,556	19,335	20,797	19,441	20,686
Diluted	20,602	20,252	21,694	20,463	21,452

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$19,109	$16,121	$11,012	$35,230	$20,844
Stock compensation expense included in cost of revenues	102	117	88	219	187
Amortization of intangible assets included in cost of revenues	575	575	542	1,150	1,084
Non-GAAP gross profit	$19,786	$16,813	$11,642	$36,599	$22,115

GAAP gross margin rate	36.7%	32.5%	33.6%	34.7%	31.4%
Non-GAAP gross margin rate	38.0%	33.9%	35.6%	36.0%	33.4%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Six Months Ended
	December 31,
	2010	2009
	(Unaudited)
Cash flows from operating activities:
Net income	$14,068	$4,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,709	3,341
Amortization of intangible assets	2,052	1,891
Stock compensation expense	2,887	3,254
Gain on sale/disposal of assets	(83)	(338)
Other	475	113
Change in assets and liabilities	(9,139)	4,403
Net cash provided by operating activities	12,969	17,610

Cash flows from investing activities:
Net sales (purchases) of investments	20,308	(12,072)
Net purchases of property and equipment	(3,802)	(851)
Net cash provided by (used in) investing activities	16,506	(12,923)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,855	3,406
Repurchase of common stock	(6,534)	-
Net cash (used in) provided by financing activities	(1,679)	3,406

Effect of exchange rate changes on cash and cash equivalents	206	20
Net increase in cash and cash equivalents	28,002	8,113
Cash and cash equivalents, beginning of period	40,711	49,702
Cash and cash equivalents, end of period	$68,713	$57,815